Exhibit 99.2

EXAMWORKS ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY LEONARD GREEN & PARTNERS, L.P. FOR $35.05 PER SHARE IN CASH

ATLANTA, GA. (April 27, 2016) – ExamWorks Group, Inc. (“ExamWorks” or the “Company”, NYSE: EXAM), a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, record retrieval services, document management services and other related services, announced today that it has entered into a definitive agreement to be acquired by an affiliate of Leonard Green & Partners, L.P., for $35.05 per share in cash, representing a total transaction value of approximately $2.2 billion. The offer price represents a 22% premium to the 90 day volume weighted average closing price of ExamWorks shares as of April 26, 2016.

The merger is subject to approval from ExamWorks shareholders and other customary closing conditions. The transaction is currently expected to close in the third quarter of 2016.

ExamWorks’ Board of Directors, on the recommendation of a special committee composed entirely of independent directors (the “Special Committee”), approved the merger agreement and recommend that the Company’s shareholders vote in favor of the transaction. In accordance with the merger agreement’s “go shop” provision, the Company will conduct a market test for 25 business days concluding June 1, 2016.

Richard Perlman, ExamWorks’ Executive Chairmanand James Price, Chief Executive Officer, said: “ExamWorks started a little over 8 years ago from a concept and with the hard work and commitment of each and every one of our 3,600 employees, has grown to be the industry leader servicing over 6,000 clients on a global basis generating almost $1 billion of annual revenues. We are immensely proud of this accomplishment, which delivers significant value to our shareholders. We also want to thank our clients for their strong support and assure them of our continued commitment to providing unparalleled services.”

John Baumer, Senior Partner of Leonard Green & Partners, L.P., said: “We are excited to partner with ExamWorks’ management team and organization. We fully support the Company’s commitment to its clients and look forward to the next phase of the Company’s growth.”

Peter Graham, Chairman of the Special Committee, said: “The Company received an acquisition proposal from Leonard Green & Partners, L.P., and after extensive negotiations and careful consideration in conjunction with our advisors, the Special Committee of ExamWorks’ board has unanimously concluded that this transaction is in the best interest of our shareholders.”

The Company expects to release its Q1 2016 earnings press release on or before May 10, 2016.

Goldman, Sachs & Co. and Evercore Group L.L.C. are serving as financial advisors to ExamWorks. Paul Hastings LLP is serving as legal advisor to ExamWorks. Latham & Watkins LLP is serving as legal advisor to Leonard Green & Partners, L.P. Fully committed debt financing is being provided by affiliates of BofA Merrill Lynch, Barclays and Deutsche Bank Securities Inc., each of which is also serving as a financial advisor to Leonard Green & Partners, L.P.

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About ExamWorks

ExamWorks Group, Inc. (NYSE: EXAM) is a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance, case management, record retrieval, document management and other related services (“IME services”). We provide the majority of these IME services through our medical panel of credentialed physicians and other medical providers. Our clients include property and casualty insurance carriers, law firms, third-party claim administrators and government agencies that use independent services to confirm the veracity of claims by sick or injured individuals and to facilitate the delivery and quality of cost–effective care for workers’ compensation, automotive, personal injury liability and disability insurance coverage. We help our clients manage costs and enhance their risk management and compliance processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services.

About Leonard Green & Partners, L.P.

Founded in 1989 and based in Los Angeles, Leonard Green & Partners is one of the nation’s preeminent private equity firms. Leonard Green invests in established companies that are leaders in their markets, including Life Time Fitness, The Container Store, Shake Shack, Whole Foods Market, Topshop, J.Crew, Jetro Cash & Carry, Activision, CHG Healthcare, and Petco. For more information, please visit www.leonardgreen.com.

Important Additional Information

In connection with the proposed merger, ExamWorks intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, ExamWorks will distribute the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EXAMWORKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by ExamWorks with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by ExamWorks via ExamWorks Investor Relations section of its website at www.examworks.com or by contacting Investor Relations by directing a request to ExamWorks, Attention: Investor Relations, 3280 Peachtree Road, Suite 2625, Atlanta, Georgia, 30305, or by calling 404-952-2400.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. ExamWorks, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of ExamWorks in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ExamWorks stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in ExamWorks proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 26, 2016. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via ExamWorks Investor Relations section of its website at www.examworks.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) ExamWorks may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of ExamWorks may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) ExamWorks may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in ExamWorks reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of ExamWorks filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, ExamWorks undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.